ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. ANNUAL MEETING
                            SET FOR NOVEMBER 29, 2001


MARKHAM, Ontario - Nov. 14, 2001 -- Environmental Solutions Worldwide Inc. (ESW) is pleased to announce that it will hold its Annual Meeting of Shareholders on November 29th, 2001 at the Sheraton Parkway Toronto North Hotel.

ESW's annual report and the proxy have been mailed to shareholders of record as of November 1, 2001. Shareholders of record who have not received proxy materials by November 19, 2001 should contact their broker or ESW directly at 905-947-9923.

ESW encourages all shareholders to attend the Annual Meeting. All shareholders are urged to return signed proxies regardless of whether they intend to be present at the Annual Meeting to ensure maximum shareholder participation.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                               [GRAPHIC OMITTED]


Contact:
     Environmental Solutions Worldwide, Inc., Markham
     Kenneth Nichols, C.E.O. Tel: 905-947-9923
     INQUIRIES@CLEANERFUTURE.COM